             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


--------------------------------------------------------------    -----------------------------------------------------------
                                  GIVE THE                                                           GIVE THE
                                  SOCIAL SECURITY                                                    SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT          NUMBER OF --                    FOR THIS TYPE OF ACCOUNT:          NUMBER OF --
--------------------------------------------------------------    ------------------------------------------------------------

1. An individual's account        The individual                   9. A valid trust, estate or       The legal entity (Do not
                                                                      pension trust                  furnish the identifying
2. Two or more individuals        The actual owner of the                                            number of the personal
   (joint account)                account or, if combined                                            representative or trustee
                                  funds, any one of the                                              unless the legal entity
                                  individuals(1)                                                     itself is not designated
                                                                                                     in the account title.)(5)
3. Husband and wife (joint        The actual owner of the
   account)                       account or, if joint            10. Corporate Account              The corporation
                                  funds, either person(1)
                                                                  11. Religious, charitable, or      The organization
4. Custodian account of a         The minor(2)                        educational organization
   minor (Uniform Gift to                                             account
   Minors Act)
                                                                  12. Partnership account held        The partnership
5. Adult and minor (joint         The adult or, if the                in the name of the
   account)                       minor is the only                   business
                                  contributor, the minor(1)
                                                                  13. Association, in, or other      The organization
6. Account in the name of         The ward, minor, or                 tax-exempt organization
   guardian or committee for      incompetent person(3)
   a designated ward, minor,                                      14. A broker or registered         The broker or nominee
   or incompetent person                                              nominee

                                                                  15. Account with the               The public entity
7. a. The usual revocable         The grantor-trustee(1)              Department of Agriculture
      savings trust account                                           in the name of a public
      (grantor is also                                                entity (such as a State or
      trustee)                                                        local government, school
                                                                      district, or prison) that
   b. So-called trust account     The actual owner(1)                 receives agricultural
      that is not a legal or                                          program payments
      valid trust under State
      law

8. Sole proprietorship account    The owner(4)

--------------------------------------------------------------    ---------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

--  A corporation.

--  A financial institution.

-- An organization exempt from tax under section 501(a), or an individual retirement plan.

--  The United States or any agency or instrumentality thereof.

-- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

-- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

--  An international organization or any agency, or instrumentality thereof.

-- A registered dealer in securities or commodities registered in the U.S. or possession of the U.S.

--  A real estate investment trust.

--  A common trust fund operated by a bank under section 584(a).

--  An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).

--  An entity registered at all times under the Investment Company Act of 1940.

--  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

--  Payments to nonresident aliens subject to withholding under section 1441.

-- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident partner.

-- Payments and patronage dividends where the amount received is not paid in money.

--  Payments made by certain foreign organizations.

--  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

-- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

-- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

--  Payments described in section 6049(b)(5) to non-resident aliens.

--  Payments on tax-free covenant bonds under section 1451.

--  Payments made by certain foreign organizations.

--  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS. ALSO SIGN AND DATE THE FORM. Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.